SECURED PROMISSORY NOTE

$ 117,083

           Bakersfield, California

      October 9, 2003

FOR VALUE RECEIVED, the undersigned, 3 Extreme Enterprises, Inc., a California corporation (“Maker”), promises to pay to Video City, Inc. (“Holder”) the aggregate principal sum set forth above.

Interest shall accrue from the date of this Note on the unpaid principal amount at a rate of 8% per annum, compounded annually, until paid.  The principal amount of this Note, together with all accrued and unpaid interest thereon, shall be payable on October 9, 2005.

Payment shall be made in lawful tender of the United States and shall be credited first to accrued interest and the remainder applied to principal. Payments of interest only shall be made commencing on December 10, 2003, and shall continue to be made on the 10th calendar day of each month until the Note is repaid in full.  Prepayment of principal may be made at any time.

In the event that (i) all or substantially all of the assets of the Maker are sold, transferred, licensed or otherwise disposed of, (ii) the Maker consummates a merger, acquisition or consolidation in which the current shareholders transfer more than 50% of the currently outstanding capital stock for the Maker, or (iii) the stockholders of the Maker consummate a stock purchase transaction in which more than 50% of the currently outstanding capital stock of the Maker is transferred or sold, the Holder will have the option of having the principal and accrued interest of the Note repaid in full.

Maker hereby agrees that until this Note is repaid in full or converted, all obligations under this Note and any other amounts that Maker may owe to Holder shall be secured by a security interest in all of Maker’s tangible and intangible assets pursuant to the terms of the Security Agreement attached hereto as Exhibit A (the "Security Agreement").  The Maker agrees to cooperate fully with Holder to file a UCC-1 and other appropriate filings to perfect Holder's security interests.

A "Default" under this Note shall include (i) the Maker's failure to pay the outstanding principal balance of this Note and all accrued and unpaid interest thereon by the due date thereof, (ii) the Maker's breach of any obligation to the Holder under this Note or under the Security Agreement, (iii) the appointment of a receiver, trustee, custodian, conservator or other similar official for any part of the Maker's property, the Maker making an assignment for the benefit of creditors, or the Maker becoming a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becoming the subject of any other bankruptcy, assignment or similar proceeding for the general adjustment of its debts or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or if the Maker shall generally not be paying the Maker's debts as they become due, or the Maker shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, and/or (iv) the Maker's breach of or default under its Certificate of Incorporation or Bylaws, or any agreement or obligation that Maker has to Holder.

Upon the occurrence of a Default, the Holder of this Note may accelerate all outstanding principal and accrued interest under this Note and declare them immediately due and payable and exercise all of Holder's rights and remedies under the Security Agreement.

If any action is instituted to collect this Note, the Maker promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

This Note shall be construed in accordance with the laws of the State of California.

By “Maker”

3 EXTREME ENTERPRISES, INC.

By:

Timothy Ford, President

This Note and the terms and conditions contained herein are hereby expressly acknowledged and accepted:

HOLDER:

By:

Name:

Title:

#

SECURED PROMISSORY NOTE

$ 50,000

           Bakersfield, California

      October 9, 2003

FOR VALUE RECEIVED, the undersigned, 3 Extreme Enterprises, Inc., a California corporation (“Maker”), promises to pay to Video City, Inc. (“Holder”) the aggregate principal sum set forth above.

Interest shall accrue from the date of this Note on the unpaid principal amount at a rate of 8% per annum, compounded annually, until paid.  The principal amount of this Note, together with all accrued and unpaid interest thereon, shall be payable on October 9, 2005.

Payment shall be made in lawful tender of the United States and shall be credited first to accrued interest and the remainder applied to principal. Payments of interest only shall be made commencing on December 10, 2003, and shall continue to be made on the 10th calendar day of each month until the Note is repaid in full.  Prepayment of principal may be made at any time.

In the event that (i) all or substantially all of the assets of the Maker are sold, transferred, licensed or otherwise disposed of, (ii) the Maker consummates a merger, acquisition or consolidation in which the current shareholders transfer more than 50% of the currently outstanding capital stock for the Maker, or (iii) the stockholders of the Maker consummate a stock purchase transaction in which more than 50% of the currently outstanding capital stock of the Maker is transferred or sold, the Holder will have the option of having the principal and accrued interest of the Note repaid in full.

Maker hereby agrees that until this Note is repaid in full or converted, all obligations under this Note and any other amounts that Maker may owe to Holder shall be secured by a security interest in all of Maker’s tangible and intangible assets pursuant to the terms of the Security Agreement attached hereto as Exhibit A (the "Security Agreement").  The Maker agrees to cooperate fully with Holder to file a UCC-1 and other appropriate filings to perfect Holder's security interests.

A "Default" under this Note shall include (i) the Maker's failure to pay the outstanding principal balance of this Note and all accrued and unpaid interest thereon by the due date thereof, (ii) the Maker's breach of any obligation to the Holder under this Note or under the Security Agreement, (iii) the appointment of a receiver, trustee, custodian, conservator or other similar official for any part of the Maker's property, the Maker making an assignment for the benefit of creditors, or the Maker becoming a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becoming the subject of any other bankruptcy, assignment or similar proceeding for the general adjustment of its debts or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or if the Maker shall generally not be paying the Maker's debts as they become due, or the Maker shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, and/or (iv) the Maker's breach of or default under its Certificate of Incorporation or Bylaws, or any agreement or obligation that Maker has to Holder.

Upon the occurrence of a Default, the Holder of this Note may accelerate all outstanding principal and accrued interest under this Note and declare them immediately due and payable and exercise all of Holder's rights and remedies under the Security Agreement.

If any action is instituted to collect this Note, the Maker promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

This Note shall be construed in accordance with the laws of the State of California.

By “Maker”

3 EXTREME ENTERPRISES, INC.

By:

Timothy Ford, President

This Note and the terms and conditions contained herein are hereby expressly acknowledged and accepted:

HOLDER:

By:

Name:

Title:

#

EXHIBIT A

Form of Security Agreement

EXHIBIT #

SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Agreement"), dated as of October 9, 2003, is made by 3 Extreme Enterprises, Inc., a California corporation ("Debtor"), in favor of Video City, Inc., a Delaware corporation (the "Secured Party").

R E C I T A L S :

A.

Contemporaneously herewith, the Secured Party is loaning to Debtor the amount set forth on Exhibit A attached hereto (the "Loan"), as evidenced by those certain Secured Promissory Notes of even date herewith in the principal amount of the Loan executed and delivered by Debtor to Secured Party (collectively the "Note").

B.

In connection with the making of the Loan and as security for all obligations of Debtor (the "Obligations") under the Note, Secured Party is requiring that Debtor execute and deliver this Agreement and grant to Secured Party the security interest contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

DEFINED TERMS.  Except as otherwise defined or redefined herein, the defined terms used herein shall have the meanings defined in the Note.  The following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

1.1

"Accounts" shall mean all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.2

"Cash" shall mean all cash and cash equivalents now owned or hereafter acquired by Debtor.

1.3

"Chattel Paper" shall mean all "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.4

"Commercial Tort Claims" shall mean all "commercial tort claims," as such term is defined in the UCC, in which Debtor now or hereafter has rights.

1.5

"Contracts" shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Debtor may now own or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof, except to the extent that the assignment or pledge of Debtor's rights thereunder would constitute a breach of or default under such contract, undertaking or other agreement.

1.6

"Copyrights" shall mean all of the following now or hereafter acquired by Debtor: (i) all copyrights and registrations and applications therefor, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.

1.7

"Deposit Accounts" shall mean all "deposit accounts," as such term is defined in the UCC, in which Debtor now or hereafter has rights.

1.8

"Documents" shall mean all "documents," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.9

"Electronic Chattel Paper" shall mean all "electronic chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.10

"Equipment" shall mean all "equipment," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.11

"Fixtures" shall mean all "fixtures," as such term is defined in the UCC, now or hereafter owned by Debtor.

1.12

"General Intangibles" shall mean all "general intangibles," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.13

"Goods" shall mean all "goods," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.14

"Instruments" shall mean all "instruments," as such term is defined in the UCC, now owned or hereafter acquired by Debtor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

1.15

"Inventory" shall mean all "inventory," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.16

"Letter-of-Credit Rights" shall mean all "letter-of-credit rights," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.17

"Non-Cash Proceeds" shall mean all "non-cash proceeds," as defined in the UCC, in which Debtor now or hereafter has rights.

1.18

"Patent Licenses" shall mean all written agreements granting any right to practice any invention on which a Patent is in existence.

1.19

"Patents" shall mean all of the following now or hereafter owned by Debtor:  (i) all patents and patent applications, (ii) all inventions and improvements described and claimed therein, (iii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) all income, royalties, damages and payments now and hereafter due and/or payable to Debtor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (v) all rights to sue for past, present and future infringements or misappropriations thereof, and (vi) all other rights corresponding thereto throughout the world.

1.20

"Payment Intangibles" shall mean all "payment intangibles," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.21

"Proceeds" shall mean all "proceeds," as such term is defined in the UCC and, in any event, shall include, without limitation, (i) all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral (as defined below), (ii) all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) all claims of Debtor against third parties (A) for past, present or future infringement of any Patent or breach of a Patent License or (B) for past, present or future infringement or dilution of any Trademark or breach of a Trademark License or for injury to the goodwill associated with any Trademark or Trademark registration and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

1.22

"Pro Rata Share" means, with respect to a Secured Party, the pro rata share percentage for such Secured Party set forth on Exhibit A attached hereto.

1.23

"Protective Advances" means any amount advanced or expended by Secured Party to preserve or protect any collateral securing the Loan or the Secured Party's liens, security interests or other right or title thereto, including, without limitation, expenses for taxes, insurance, utilities, maintenance and repairs for the Collateral (including any amount expended to make the Collateral comply with legal requirements or to avoid or satisfy any lien on the Collateral).

1.24

"Securities" shall mean all "securities," as such term is defined in of the UCC or under federal securities law, whether or not such securities are marketable.

1.25

"Software" shall mean all "software," as such term is defined in the UCC, now owned or hereafter acquired by Debtor.

1.26

"Supporting Obligations" shall mean all "supporting obligations," as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now or hereafter acquires rights.

1.27

"Tangible Chattel Paper" shall mean all "tangible chattel paper," as such term is defined in the UCC, now or hereafter owned by Debtor.

1.28

"Trade Secrets" shall mean all trade secrets, along with all (i) income, royalties, damages and payments now and hereafter due and/or payable to Debtor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (ii) rights to sue for past, present and future infringements or misappropriations thereof, and (iii) all other rights corresponding thereto throughout the world.

1.29

"Trademark Licenses" shall mean all written agreements granting any right to use any Trademark or Trademark registration.

1.30

"Trademarks" shall mean all of the following now owned or hereafter acquired by Debtor:  (i) all trade-marks (including service marks, logos and trade names, whether registered or at common law), registrations and applications therefor, and the goodwill of Debtor's product or business associated therewith and symbolized thereby, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements, dilutions or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.

1.31

"UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, if, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral granted to Secured Party, is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

2.

GRANT OF SECURITY INTEREST.

2.1

As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations and to induce the Secured Party to make the Loan, Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, and hereby grants to the Secured Party, a security interest in, all of Debtor's right, title and interest in, to and under the following items of personal property (all of which being referred to herein collectively as the "Collateral"):

2.1.1

all Accounts;

2.1.2

all Cash;

2.1.3

all Chattel Paper;

2.1.4

all Commercial Tort Claims;

2.1.5

all Contracts;

2.1.6

all Copyrights;

2.1.7

all Deposit Accounts;

2.1.8

all Documents;

2.1.9

all Electronic Chattel Paper;

2.1.10

all Equipment;

2.1.11

all Fixtures;

2.1.12

all General Intangibles;

2.1.13

all Goods;

2.1.14

all Instruments;

2.1.15

all Inventory;

2.1.16

all Letter-of-Credit Rights;

2.1.17

all Patents;

2.1.18

all Patent Licenses;

2.1.19

all Payment Intangibles;

2.1.20

all Securities to the extent such Securities constitute proceeds of any other items included in the Collateral;

2.1.21

all Software;

2.1.22

all Supporting Obligations;

2.1.23

all Tangible Chattel Paper;

2.1.24

all Trade Secrets;

2.1.25

all Trademark Licenses;

2.1.26

all other goods of Debtor whether tangible or intangible or whether now owned or hereafter acquired by Debtor and wherever located; and

2.1.27

to the extent not otherwise included, all Proceeds and Non-Cash Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

2.2

If Debtor, any successor owner of or any subordinate or competing creditor claiming a security interest in the property of Debtor, shall assert in any action or proceeding that items of personal property owned by Debtor of the type included in the Collateral are not covered by the security interest granted and created pursuant to this Agreement, then the burden of proof in such action or proceeding shall be on Debtor, such successor owner or subordinate or competing creditor to establish that such personal property is not part of the Collateral.

2.3

This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all of the Obligations, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the bankruptcy of Debtor or any other person or any other event or proceeding affecting any person.

3.

FINANCING STATEMENTS; FURTHER ASSURANCES.

3.1

By the execution of this Agreement, Debtor authorizes the filing of such initial financing statements and any amendments and extensions thereto as required by Secured Party to establish, maintain or extend the validity, perfection and priority of the security interests granted herein.  At any time and from time to time at the request of Secured Party, Debtor shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Secured Party as shall be reasonably necessary or desirable to fully perfect, when filed and/or recorded, the security interests granted pursuant to this Agreement.

3.2

At any time and from time to time, Debtor shall take all such other actions as Secured Party may reasonably deem appropriate to perfect and to maintain perfected the security interests granted in this Agreement.  At Secured Party's request, Debtor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed reasonably necessary or desirable by Secured Party to create and perfect, and to continue and preserve, a security interest in the Collateral in favor of Secured Party, or the priority thereof.

3.3

With respect to any of the Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which the security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Debtor shall upon demand of Secured Party deliver possession of same in pledge to Secured Party.  With respect to any Collateral consisting of securities or instruments, Debtor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party, to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Debtor or any other person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

4.

LIMITATIONS ON SECURED PARTY'S OBLIGATIONS.  Except to the extent arising subsequent to acquisition of all right pertaining thereto pursuant to foreclosure or otherwise, Secured Party shall not have any obligation or liability under any contract or by reason of or arising out of this Agreement or the granting to Secured Party of a security interest therein or the receipt by Secured Party of any payment relating to any contract or pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Debtor under or pursuant to any contract or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

5.

REPRESENTATIONS AND WARRANTIES.  Debtor hereby represents and warrants that:

5.1

Except for the security interest granted to Secured Party, pursuant to this Agreement, Debtor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all liens.

5.2

No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Debtor in favor of Secured Party, pursuant to this Agreement.

5.3

There exist no (i) contracts, undertakings, or other agreements in or under which Debtor has any right, title or interest or (ii) other license under which Debtor has rights, which would be breached by the assignment or pledge or Debtor's rights thereunder pursuant to the terms of this Agreement.

6.

COVENANTS.  Debtor covenants and agrees with Secured Party that from and after the date of this Agreement and until the Obligations are fully satisfied:

6.1

Payment of Liens and Assessments.  Debtor shall pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral owned by Debtor, except such as are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, liens and assessments, Secured Party at Secured Party's option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

6.2

Repair and Maintenance.  Debtor shall, to the extent consistent with good business practice, keep the Collateral owned by Debtor in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property.

6.3

Preservation and Protection.  Debtor shall take all steps to preserve and protect the Collateral.

6.4

Insurance.  Debtor shall maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is consistent with sound business practice.  Debtor shall cause Secured Party, to be designated as an additional insured and loss payee with respect to such insurance, and obtain the written agreement of the insurers that such insurance shall not be canceled, terminated or materially modified to the detriment of Secured Party without at least thirty (30) days prior written notice to Secured Party.  Debtor shall furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor.  If Debtor fails to maintain such insurance, Secured Party may arrange for such insurance at Debtor's expense and without any responsibility on Secured Party's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the sole right, in the name of Secured Party, or Debtor, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

6.5

Damage; Removal.  Debtor shall promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and except for the disposition of collections and other Proceeds of the Collateral permitted under this Agreement, Debtor shall not remove or permit to be removed any part of the Collateral from Debtor's place of business without the prior written consent of Secured Party, except for such items of the Collateral as are removed in the ordinary course of business.

6.6

Compliance with Laws, Etc.  Debtor shall not, nor cause or allow, the Collateral to be used for any unlawful purpose or in violation of any law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith.  Debtor shall comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Collateral or any part thereof or to the operation of Debtor's business, except where the failure to comply would not have a material adverse effect; provided, however, that Debtor may contest any act, regulation, order, decree or direction in any reasonable manner that shall not materially and adversely affect Secured Party's rights hereunder or the priority of the security interests in the Collateral created by this Agreement.

6.7

Indemnification.  In any suit, proceeding or action brought by Secured Party, relating to the Collateral, or to enforce any provision of the Collateral, Debtor shall save, indemnify and keep Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach or default by Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Debtor, and all such obligations of Debtor shall be and remain enforceable against and only against Debtor and shall not be enforceable against Secured Party.

6.8

Further Identification of Collateral.  Debtor shall, if requested by Secured Party, furnish to Secured Party, as often as Secured Party requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may request, all in reasonable detail.

6.9

Name/Address Change.  If Debtor changes Debtor's name, business address or partnership/corporate structure as they are set forth herein or in the Note, Debtor shall notify Secured Party in writing of such name and/or address change promptly, but in any event, within thirty (30) days thereof; provided that if such change may make any financing statement filed in connection herewith materially misleading, Debtor shall provide Secured Party with such notice at least thirty (30) days prior to the effective date of the change.

6.10

Notification of Third Parties.  If any Collateral at any time is in the possession of one or more persons other than Debtor, Debtor, if requested by Secured Party, shall notify such person(s), in writing, of the security interest created by this Agreement covering such Collateral and shall instruct such person(s) to hold such Collateral for the account and benefit of Secured Party, and subject to the instructions of Secured Party.

6.11

Limitation on Liens on Collateral.  Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral except Permitted Encumbrances, and shall defend the right, title and interest of Secured Party, in and to any of Debtor's rights under the Collateral.

6.12

Notification of Liens.  Debtor shall advise Secured Party promptly, in reasonable detail, (a) of any lien, security interest, encumbrance or claim made or asserted against any of the Collateral and (b) of the occurrence of any other event that would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

7.

RIGHTS OF SECURED PARTY.

7.1

At any time necessary in the reasonable judgment of Secured Party (whether or not an Event of Default has occurred), without notice or demand and at the expense of Debtor, Secured Party may, to protect the security hereunder, but Secured Party shall not be obligated to:  (a) enter upon any premises on which Collateral is situated and examine the same or (b) perform any obligation of Debtor under this Agreement or any other document, instrument or agreement executed in connection herewith.

7.2

At any time and from time to time, at the expense of Debtor with regard to the portion of the Collateral, Secured Party, may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured shall not be obligated to:  (a) notify obligors on the Collateral that the Collateral has been assigned to Secured Party; (b) at any time and from time to time request from obligors on the Collateral, in the name of Debtor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon; and (c) cause the Collateral to be registered in the name of Secured Party, as legal owner for purposes of security hereunder.

7.3

Debtor shall maintain books and records pertaining to the Collateral in such detail, form and scope as Secured Party shall reasonably require consistent with the interests of Secured Party, hereunder.  Debtor shall at any time at Secured Party's request mark the Collateral and/or such Debtor's ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to the security interests in favor of Secured Party.  Secured Party shall at all times have full access to and the right to audit any and all of Debtor's books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party may reasonably deem necessary or desirable to protect its interests.

7.4

Secured Party shall not be under any duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Obligations.  Secured Party shall not be under any duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Debtor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

8.

POSSESSION OF COLLATERAL BY SECURED PARTY.  All the Collateral now, heretofore or hereafter delivered to Secured Party, shall be held by Secured Party in Secured Party's possession, custody and control.  Any or all of the Collateral delivered to Secured Party may be held in an interest bearing or non-interest bearing account, in Secured Party's sole and absolute discretion, and Secured Party may, in Secured Party's discretion, apply any such interest to payment of the Obligations.  Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon.  Upon the occurrence and during the continuation of an Event of Default, whenever any of the Collateral is in Secured Party's possession, custody or control, Secured Party, may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Debtor's obligations with respect thereto, or otherwise.  Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Debtor, and the receipt of any of the same by any Debtor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor.  So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall not have any liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.  Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own Collateral, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any person with respect to any Collateral.

9.

SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT.

9.1

Debtor hereby irrevocably constitutes and appoints Secured Party, and any officer or Secured Party thereof, with full power of substitution, as Debtor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party, the power and right, on behalf of Debtor, without notice to or assent by Debtor to do the following:

9.1.1

to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Debtor or Secured Party's own name or otherwise, to take possession of and endorse and collect any checks, drafts, Note, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

9.1.2

to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

9.1.3

to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party, were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things that Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and the security interest and lien therein created by this Agreement, in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

9.2

Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default, Secured Party will forbear from exercising the power of attorney or any rights granted to Secured Party pursuant to this Section.  Debtor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.  The power of attorney granted pursuant to this Section is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

9.3

The powers conferred on Secured Party hereunder are solely to protect the interests in the Collateral created by this Agreement and shall not impose any duty upon Secured Party to exercise any such powers.  Secured Party shall be accountable only for amounts that Secured Party actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for Secured Party's own gross negligence or willful misconduct.

9.4

Debtor authorizes Secured Party, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, (i) to communicate in Secured Party's own name with any party to any contract with regard to the assignment of the right, title and interest of Debtor in and under the contracts hereunder and other matters relating thereto, and (ii) to execute, in connection with the sale provided for in Section 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

10.

PERFORMANCE BY SECURED PARTY OF DEBTOR'S OBLIGATIONS.  If Debtor fails to perform or comply with any of Debtor's agreements contained herein and Secured Party, as provided for by the terms of this Agreement, shall itself elect to perform or comply, or otherwise cause performance or compliance, with such agreement, then the expenses of Secured Party incurred in connection with such performance or compliance, together with interest thereon at the interest rate provided in the Note, shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured hereby.

11.

REMEDIES, RIGHTS UPON EVENT OF DEFAULT.  Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable law or in equity or under this Agreement or under any other Loan Document, all rights and remedies of a secured party under the UCC as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Debtor and without affecting the Obligations of Debtor hereunder or under any other Loan Document, or the enforceability of the liens and security interests created hereby:

11.1

to foreclose the liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;

11.2

to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same;

11.3

to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party;

11.4

to notify obligors on the Collateral that the Collateral has been assigned to Secured Party, and that all payments thereon are to be made directly and exclusively to Secured Party;

11.5

to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the collateral;

11.6

to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral;

11.7

to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto;

11.8

to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party, or in the name of any Debtor;

11.9

to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party, or in the name of any Debtor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Debtor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and Debtor waives any right not expressly provided for in this Agreement or in any other document, instrument or agreement executed in connection herewith to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Debtor may be applied by Secured Party without notice to Debtor to the Obligations in such order and manner as Secured Party in its sole discretion shall determine;

11.10

to insure, process and preserve the Collateral;

11.11

to exercise all rights, remedies, powers or privileges provided under the Note and every other document, instrument or agreement executed in connection herewith;

11.12

to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Debtor, use such of Debtor's supplies, equipment, facilities and space at Debtor's places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral owned by Debtor or to properly administer and control the handling of collections and realizations thereon, and Secured Party, shall be deemed to have a rent-free tenancy (as between Debtor and Secured Party) of any premises owned, leased or otherwise used by Debtor for such purposes and for such periods of time as reasonably required by Secured Party; and

11.13

to exercise all other rights, powers, privileges and remedies of an owner of the Collateral, all at Secured Party's sole option and as Secured Party in Secured Party's sole discretion may deem advisable.  Debtor shall, at Secured Party's request, assemble the Collateral and make it available to Secured Party at places which Secured Party may reasonably designate, whether at the premises of Debtor or elsewhere, and shall make available to Secured Party, free of cost, all premises, equipment and facilities of Debtor for the purpose of Secured Party's taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

Upon the occurrence and during the continuation of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Debtor hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and Proceeds thereof.  Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice.  The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Debtor's place of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of prospective purchasers.  Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as Secured Party in Secured Party's sole and absolute discretion may determine, and Debtor expressly waives any right to direct the order and manner of sale of any Collateral.  Secured Party or any person on Secured Party's behalf may bid and purchase at any such sale or other disposition.  The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including attorneys' fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion.  Debtor and any other person then obligated therefor shall pay to Secured Party, on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Debtor, notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made in accordance with the provisions of the UCC.  Secured Party shall be entitled to conduct any public or private sale in any other commercially reasonable manner permitted by law.

Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Debtor or any other person claiming through Debtor, and Debtor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party, until the sale price is paid in full by the purchaser or purchasers thereof.  Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

12.

REINSTATEMENT.  This Agreement shall remain in full force and effect and continue to be effective, if any petition is filed by or against Debtor for liquidation or reorganization, if Debtor becomes insolvent or makes an assignment for the benefit of creditors or if a receiver or trustee is appointed for all or any significant part of Debtor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made.  If any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.

SEVERABILITY.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.

COSTS AND EXPENSES.  Debtor agrees to pay to Secured Party all costs and expenses (including attorneys' fees and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof.  All advances, charges, costs and expenses, including attorneys' fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including the right to perform any Obligation of Debtor), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Obligations and shall be paid to Secured Party by Debtor, immediately upon demand, together with interest thereon at the interest rate provided for under the Note.

15.

NO WAIVER; CUMULATIVE REMEDIES.  Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Secured Party, and then only to the extent therein set forth.  A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Secured Party would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Secured Party and, if applicable, by Debtor.

16.

SUCCESSORS AND ASSIGNS; GOVERNING LAW.

16.1

This Agreement and all obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, all future holders of an interest in the Note and their respective successors and assigns as permitted under the Note.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Secured Party hereunder.

16.2

THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO THE RULES OF CONFLICTS OF LAW.

17.

FURTHER INDEMNIFICATION.  Debtor shall indemnify and hold Secured Party, and each of their respective directors, officers, employees, agents, attorneys and advisors (each an "Indemnified Party") harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by an Indemnified Party as a result of Secured Party having entered into this Agreement or exercised any of their rights or remedies hereunder; provided, however, that Debtor shall not be liable for such indemnification of an Indemnified Party to the extent that any such suit, claim, damage, loss, liability or expense results solely from the Indemnified Party's gross negligence or willful misconduct.  Debtor shall pay, and hold Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, other than liabilities which result from Secured Party's own gross negligence or willful misconduct.

18.

WAIVER OF MARSHALLING.  Debtor agrees that Secured Party, shall be under no obligation to marshal any assets in favor of Debtor in payment of any or all of the Obligations and Debtor hereby waives any statutory, implied or legal right to require marshalling of any assets in connection with any enforcement of any right by Secured Party.

19.

WAIVER OF JURY TRIAL.  DEBTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE SECURED PARTY/DEBTOR RELATIONSHIP THAT IS BEING ESTABLISHED.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Secured Party and Debtor each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings.  Secured Party and Debtor further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER MAY ONLY BE MODIFIED IN WRITING SIGNED BY ALL PARTIES TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

20.

WAIVER OF PRESENTMENT.  Debtor hereby waives any right to presentment, demand, protest or any notice of any kind in connection with this Agreement or any of the Collateral to the maximum extent permitted by applicable law.

21.

STATUTE OF LIMITATIONS AND OTHER LAWS.  Until the Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party, hereunder shall continue to exist and may be exercised by Secured Party, at any time and from time to time irrespective of the fact that any of the Obligations may have become barred by any statute of limitations.  Debtor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

22.

OTHER AGREEMENTS.  Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in the Note or any of the other documents, instruments and agreements executed in connection herewith, but each and every term and condition hereof shall be in addition thereto.  All provisions contained in the Note or any of such other documents, instruments and agreements executed in connection herewith are incorporated herein by this reference.

23.

NOTICES.  Any notice, demand, request, statement or consent made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be deemed to have been properly given or served when actually received by the party to which such notice is addressed at their address set forth below.  If delivery of such notice is refused by addressee, such notice shall be deemed to have been properly given on the date delivery to such addressee is attempted and refused.  Delivery shall be by certified mail return receipt requested, national overnight courier or personal delivery.  The effective date of any notice given as aforesaid shall be the date of actual receipt by the addressee, or if delivery is refused, the date delivery is attempted.  For purposes hereof, the addresses are as follows:

If to Debtor:

Attention:

Telecopier:

If to Secured Party:

The addresses set forth on Exhibit A.

Notwithstanding the foregoing agreement to provide a courtesy copy, such copy shall be a courtesy copy only, and failure to provide such courtesy copy shall have absolutely no effect or entitle Debtor to any remedy whatsoever.  Any notice duly given to Debtor shall be effective whether or not the courtesy copy was given.  Any party may designate a change of address by written notice to the others, which notice must be received at least ten (10) days before such change of address is to become effective.

24.

TERMINATION.  This Agreement shall terminate and be of no further force or effect at such time when all of the Obligations have been paid in full and fully performed.  Upon full payment and full performance of the Obligations, Secured Party, shall deliver to Debtor, at Debtor's sole cost and expense, such documents as Debtor may reasonably request to evidence such termination.

25.

[INTENTIONALLY OMITTED]

 [Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

DEBTOR:

3 Extreme Enterprises, Inc.,

a California corporation

By:

Name:

Title:

SECURED PARTY:

Video City, Inc.,
a Delaware corporation

By:

Name:

Title:

EXHIBIT A

Secured Party

Name/Address	Loan Amount	Pro Rata Share
	$_____________	______%
	$_____________	______%
	$_____________	______%
	$_____________	______%
	$_____________	______%
	$_____________	______%

C:\Documents and Settings\Dad\Desktop\3 extreme enterprises note and security agreement.doc

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement, dated as of October 9, 2003, is made by 3 Extreme Enterprises, Inc., a California corporation ("Grantor"), in favor of Video City, Inc., a Delaware corporation ("Secured Party").

R E C I T A L S :

A.

Secured Party have agreed to make certain Loan (the "Loan") to Grantor in the principal amount set forth adjacent to each Secured Party's name on Schedule 1 attached hereto, as evidenced by those certain Secured Promissory Note of even date herewith payable to Secured Party in the principal amount of the applicable loan, executed by Grantor in favor of Secured Party (collectively, the "Note").

B.

Pursuant to that certain Security Agreement of even date herewith between Secured Party and Grantor (the "Security Agreement"), Grantor has granted to Secured Party, a continuing lien on and security interest in certain assets of Grantor as more specifically described in the Security Agreement.  Capitalized terms appearing in this Intellectual Property Security Agreement without definition shall have the respective meanings given to such terms in the Security Agreement.

C.

Secured Party is willing to make the Loan to Grantor, upon the condition, among others, that Grantor shall grant to Secured Party, a security interest in all of Grantor's right, title and interest in and to all Copyrights, Patents, Patent Licenses, Trademarks, Trademark Licenses and Trade Secrets (collectively, the "Intellectual Property Collateral") to secure the obligations of Grantor under the Note.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Note and the Security Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

A G R E E M E N T :

To secure its obligations under the Note, Grantor grants and pledges to Secured Party, a security interest in all of Grantor's right, title and interest in, to and under the Intellectual Property Collateral, including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto, and further including, without limitation, all Proceeds thereof, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Secured Party, under the Security Agreement.  The rights and remedies of Secured Party, with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement, and those which are now or hereafter available to Secured Party, at law or in equity.

Each right, power and remedy of Secured Party, provided for herein or in the Security Agreement or the Note, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Secured Party, of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Security Agreement or the Note, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Secured Party, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

[Signatures on Next Page]

C:\Documents and Settings\Dad\Desktop\3 extreme enterprises note and security agreement.doc

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

3 Extreme Enterprises, Inc.,
a California corporation

By:

__________________________________

Name:

Title:

SECURED PARTY:

Video City, Inc.,
a Delaware corporation

By:

__________________________________

Name:

Title:

C:\Documents and Settings\Dad\Desktop\3 extreme enterprises note and security agreement.doc

SCHEDULE 1

Secured Party

Name/Address	Loan Amount
___________________________ ___________________________ ___________________________	$____________________
___________________________ ___________________________ ___________________________	$____________________
___________________________ ___________________________ ___________________________	$____________________

C:\Documents and Settings\Dad\Desktop\3 extreme enterprises note and security agreement.doc

EXHIBIT A

Copyrights

NONE

./ -///

EXHIBIT B

Patents

Description	Registration/ Application Number	Registration Application Date
________________________________	______________	________________
________________________________	______________	________________
________________________________	______________	________________

./ -///

EXHIBIT C

Trademarks

Description	Registration/ Application Number	Registration Application Date
________________________________	______________	________________
________________________________	______________	________________
________________________________	______________	________________

./ -///